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EXHIBIT 10.18

                            MASTER SECURITY AGREEMENT

To:      Laurus Master Fund, Ltd.
         c/o M&C Corporate Services Limited
         P.O. Box 309 GT
         Ugland House
         South Church Street
         George Town
         Grand Cayman, Cayman Islands

Date:  May  31, 2006

To Whom It May Concern:

         1. To secure the payment of all Obligations (as hereafter defined), Carneros Energy, Inc., a Delaware corporation ("Carneros"), Gotland Oil, Inc., a Texas corporation ("Gotland"), Carneros Acquisition Corp., a Delaware corporation ("Holdings", and collectively with Carneros and Gotland, the "Companies" and each a "Company"), each of the other undersigned parties (other than Laurus Master Fund, Ltd. ("Laurus")) and each other entity that is required to enter into this Master Security Agreement (each an "Assignor" and, collectively, the "Assignors") hereby assigns and grants to Laurus a continuing security interest in all of the following property now owned or at any time hereafter acquired by such Assignor, or in which such Assignor now has or at any time in the future may acquire any right, title or interest:

                  (a) all cash, cash equivalents, accounts, accounts receivable, deposit accounts (including, without limitation, (x) any and all restricted accounts over which any Company has granted Laurus control (collectively, the "Restricted Accounts") and (y) Lockbox Deposit Accounts), inventory, equipment, goods, fixtures, documents, instruments (including, without limitation, promissory notes), contract rights, general intangibles (including, without limitation, payment intangibles and an absolute right to license on terms no less favorable than those currently in effect among such Assignor's affiliates), chattel paper, supporting obligations, investment property (including, without limitation, all equity interests owned by any Assignor), letter-of-credit rights, all commercial tort claims set forth on SCHEDULE A, trademarks, trademark applications, tradestyles, patents, patent applications, copyrights, copyright applications and other intellectual property in which such Assignor now has or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor.

                  (b) All of those certain Oil and Gas Leases and Lands (all such Oil and Gas Leases and Lands being herein called the "Subject Interests", as hereinafter further defined) which are described in EXHIBIT A and/or to which reference may be made in EXHIBIT A and/or which are covered by any of the leases described on EXHIBIT A hereto;


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                  (c) All rights, titles, interests and estates now owned or hereafter acquired by such Assignor in and to (i) any and all properties now or hereafter pooled or unitized with any of the Subject Interests, and (ii) all presently existing or future operating agreements and unitization, communitization and pooling agreements and the units operated thereby to the extent the same relate to all or any part of the Subject Interests, including, without limitation, all units formed under or pursuant to any applicable laws (the rights, titles, interests and estates described in this clause (c) also being included within the term "Subject Interests" as used herein);

                  (d) All presently existing and future agreements entered into between such Assignor and any third party that provide for the acquisition by such Assignor of any interest in any of the properties or interests specifically described in EXHIBIT A or which relate to any of the properties and interests specifically described in EXHIBIT A;

                  (e) The Hydrocarbons (including inventory) which are in, under, upon, produced or to be produced from or attributable to the Lands;

                  (f) The Accounts and Contract Rights;

                  (g) The Operating Equipment;

                  (h) The Well Data;

                  (i) The rights and security interests of such Assignor held by such Assignor to secure the obligation of the first purchaser to pay the purchase price of the Hydrocarbons;

                  (j) All surface leases, rights-of-way, franchises, easements, servitudes, licenses, privileges, tenements, hereditaments and appurtenances now existing or in the future obtained in connection with any of the aforesaid, and all other items of value and incident thereto which such Assignor may, at any time, have or be entitled; and

                  (k) All and any different and additional rights of any nature, of value or convenience in the enjoyment, development, operation or production, in any way, of any property or interest included in any of the foregoing clauses, and in all revenues, income, rents, issues, profits and other benefits arising therefrom or from any contract now in existence or hereafter entered into pertaining thereto, and in all rights and claims accrued or to accrue for the removal by anyone of Hydrocarbons from, or other act causing damage to, any of such properties or interests.

         All the aforesaid properties, rights and interests, together with any and all substitutions, replacements, corrections or amendments thereto, or renewals, extensions or ratifications thereof, or of any instrument relating thereto, and together with any additions thereto which may be subjected to Laurus' Lien, being hereinafter called the "COLLATERAL".

         As used herein, the following terms shall have the following meanings:

         "ACCOUNTS AND CONTRACT RIGHTS" shall mean all accounts (including accounts in the form of joint interest billings under applicable operating agreements), contract rights and general intangibles of any Assignor now or hereafter existing, or hereafter acquired by, or on behalf of, any Assignor, or


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any Assignor's successors in interest, relating to or arising from the ownership, operation and development of the Collateral and to the production, processing, treating, sale, purchase, exchange or transportation of Hydrocarbons (defined below) produced or to be produced from or attributable to the Collateral or any units or pooled interest units in which all or a portion of the Collateral forms a part, together with all accounts and proceeds accruing to any Assignor attributable to the sale of Hydrocarbons produced from the Collateral or any units or pooled interest units in which all or a portion of the Collateral forms a part.

         "HYDROCARBONS" shall mean oil, gas, coalbed methane gas, casinghead gas, drip gasolines, natural gasoline, condensate, distillate, as-extracted collateral and all other liquid or gaseous hydrocarbons produced or to be produced in conjunction therewith, and all products, byproducts and all other substances derived therefrom or the processing thereof, and all other minerals and substances, including, but not limited to, sulphur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium and any and all other minerals, ores, or substances of value and the products and proceeds therefrom, including, without limitation, all gas resulting from the in-situ combustion of coal or lignite.

         "LANDS" shall mean the lands described in EXHIBIT A and shall include any lands, the description of which is contained in EXHIBIT A or incorporated in EXHIBIT A by reference to another instrument or document, including, without limitation, all lands described in the Oil and Gas Leases listed on EXHIBIT A hereto, and shall also include any lands now or hereafter unitized, pooled, spaced or otherwise combined, whether by statute, order, agreement, declaration or otherwise, with lands the description of which is contained in EXHIBIT A or is incorporated in EXHIBIT A by reference.

         "LIEN" shall mean any mortgage, deed of trust, collateral assignment, lien, pledge, charge, security interest or other encumbrance.

         "OIL AND GAS LEASES" shall mean oil, gas and mineral leases, oil and gas leases, oil leases, gas leases, other mineral leases, subleases, top leases, any rights resulting in an ownership interest in Hydrocarbons and all operating rights relating to any of the foregoing (whether operated by virtue of such leases, or assignments or applicable operating agreements), and all other interests pertaining to any of the foregoing, including, without limitation, all royalty and overriding royalty interests, production payments and net profit interests, production payments and net profit interests, mineral fee interests, and all reversionary, remainder, carried and contingent interests relating to any of the foregoing and all other rights therein which are described and/or to which reference may be made on EXHIBIT A.

         "OPERATING EQUIPMENT" shall mean all Personal Property and fixtures affixed or situated upon all or any part of the Collateral, including, without limitation, all surface or subsurface machinery, equipment, facilities or other property of whatsoever kind or nature now or hereafter located on any of the Lands which are useful for the production, treatment, storage or transportation of oil or gas, including, but not by way of limitation, all oil wells, gas wells, water wells, injection wells, casing, tubing, rods, pumping units and engines, Christmas trees, derricks, separators, gun barrels, flow lines, tanks, gas systems (for gathering, treating and compression), water systems (for treating, disposal and injection), power plants, poles, lines, transformers,


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starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading racks and shipping facilities.

         "PERSONAL PROPERTY" shall mean that portion of the Collateral that is personal property.

         "WELL DATA" shall mean all logs, drilling reports, division orders, transfer orders, operating agreements, contracts and other agreements, abstracts, title opinions, files, records, seismic data, memoranda and other information in the possession or control of any Assignor or to which any Assignor has access relating to the Lands and/or any wells located thereon.

         2. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings provided such terms in the Securities Purchase Agreement referred to below. All items of Collateral which are defined in the UCC shall have the meanings set forth in the UCC. For purposes hereof, the term "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Laurus' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Master Security Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

         3. The term "Obligations" as used herein shall mean and include all debts, liabilities and obligations owing by each Assignor to Laurus arising under, out of, or in connection with: (i) that certain Securities Purchase Agreement dated as of the date hereof by and between the Companies and Laurus (the "Securities Purchase Agreement"), (ii) the Related Agreements referred to in the Securities Purchase Agreement, (iii) each guaranty agreement made from time to time by each Assignor in favor of Laurus (each of the foregoing documents, instruments and agreements, as each may be amended, modified, restated or supplemented from time to time, collectively, the "Documents"), and in connection with any documents, instruments or agreements relating to or executed in connection with the Documents or any documents, instruments or agreements referred to therein or otherwise, and in connection with any other indebtedness, obligations or liabilities of each such Assignor to Laurus, whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise, including, without limitation, obligations and indebtedness of each Assignor for post-petition interest, fees, costs and charges that accrue after the commencement of any case by or against such Assignor under any bankruptcy, insolvency, reorganization or like proceeding (collectively, the "Debtor Relief Laws") in each case, irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Obligations in any case commenced by or against any Assignor under any Debtor Relief Law.

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         4. Each Assignor hereby jointly and severally represents, warrants and covenants to Laurus that:

                  (a) it is a corporation, partnership or limited liability company, as the case may be, validly existing, in good standing and formed under the respective laws of its jurisdiction of formation set forth on SCHEDULE B, and each Assignor will provide Laurus thirty (30) days' prior written notice of any change in any of its respective jurisdiction of formation;

                  (b) its legal name is as set forth in its Certificate of Incorporation or other organizational document (as applicable) as amended through the date hereof and as set forth on SCHEDULE B, and it will provide Laurus thirty (30) days' prior written notice of any change in its legal name;

                  (c) its organizational identification number (if applicable) is as set forth on SCHEDULE B hereto, and it will provide Laurus thirty
         (30) days' prior written notice of any change in its organizational identification number;

                  (d) it is the lawful owner of the Collateral and it has the sole right to grant a security interest therein and will defend the Collateral against all claims and demands of all persons and entities;

                  (e) it will keep the Collateral free and clear of all attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature ("Encumbrances"), except (i) Encumbrances securing the Obligations and (ii) Encumbrances securing indebtedness of each such Assignor not to exceed $50,000 in the aggregate for all such Assignors so long as all such Encumbrances are removed or otherwise released to Laurus' satisfaction within ten (10) business days of the creation thereof, (iii) Encumbrances that arise by operation of law in the ordinary course of business and not created in connection with the borrowing of money or the obtaining of credit, which do not detract materially from the value or reduce the ability to use the property on which there is an Encumbrance, so long as the obligations supported by the Encumbrance (x) are not overdue by more than ten (10) days or (y) if overdue, are being contested continuously and in good faith by appropriate proceedings and with respect to which adequate reserves are maintained by such Assignor in accordance with GAAP, (iv) Encumbrances relating to final judgments or awards or attachments remaining undischarged or unstayed for not longer than ten (10) days from incurrence so long as they and/or the judgment they are securing do not constitute or result in an Event of Default, and (v) Permitted Encumbrances (as defined in each Deed of Trust, Security Agreement, Financing Statement and Assignment of Production dated the date hereof made by Carneros and/or Gotland in favor of Laurus);

                  (f) it will, at its and the other Assignors' joint and several cost and expense keep the Collateral in good state of repair (ordinary wear and tear excepted) and will not waste or destroy the same or any part thereof other than ordinary course discarding of items no longer used or useful in its or such other Assignors' business;

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                  (g) it will not, without Laurus' prior written consent, sell, exchange, lease or otherwise dispose of any Collateral, whether by sale, lease or otherwise, except for the sale of inventory in the ordinary course of business and for the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out equipment or equipment no longer necessary for its ongoing needs, having an aggregate fair market value of not more than $25,000 and only to the extent that:

                           (i) the proceeds of each such disposition are used to
                  acquire replacement Collateral which is subject to Laurus' first priority perfected security interest, or are used to repay the Obligations or to pay general corporate expenses; or

                           (ii) following the occurrence of an Event of Default
                  which continues to exist, the proceeds of each such disposition are remitted to Laurus to be held as cash collateral for the Obligations;

                  (h) it will insure or cause the Collateral to be insured in Laurus' name (as additional insured and loss payee) against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as Laurus shall specify in amounts and under policies by insurers acceptable to Laurus and all premiums thereon shall be paid by such Assignor and the policies delivered to Laurus. If any such Assignor fails to do so, Laurus may procure such insurance and the cost thereof shall be promptly reimbursed by the Assignors, jointly and severally, and shall constitute Obligations;

                  (i) it will at all reasonable times during normal business hours and with advance notice to Assignor in accordance with Section 14 allow Laurus or Laurus' representatives free access to and the right of inspection of the Collateral, provided that no such notice shall be required to be given in the event Laurus believes such access is necessary to preserve or protect the Collateral or following the occurrence and during the continuance of an Event of Default;

                  (j) such Assignor (jointly and severally with each other Assignor) hereby indemnifies and saves Laurus harmless from all loss, costs, damage, liability and/or expense, including reasonable attorneys' fees, that Laurus may sustain or incur to enforce payment, performance or fulfillment of any of the Obligations and/or in the enforcement of this Master Security Agreement or in the prosecution or defense of any action or proceeding either against Laurus or any Assignor concerning any matter growing out of or in connection with this Master Security Agreement, and/or any of the Obligations and/or any of the Collateral except to the extent caused by Laurus' own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and nonappealable decision) In addition, each Assignor hereby indemnifies and saves Laurus harmless from any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon Laurus which results, arises out of or is based upon: (i) any misrepresentation by any Assignor or breach of any warranty by any Assignor in this Agreement or any Document or any agreement between any Assignor and Laurus relating hereto or thereto; or (ii) any breach or


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         default in performance by the Assignors of any covenant or undertaking to be performed by the Assignors hereunder or under any Document, or any other agreement entered into by any Assignor and Laurus relating hereto or thereto or (iii) (a) the violation of any local, state or federal law, rule or regulation pertaining to environmental regulation, contamination or cleanup (collectively, "Environmental Laws"), including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.9601 et seq. and 40 CFR ss.302.1 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss.6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.1251 et seq., and 40 CFR ss.116.1 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss.1801 et seq.) and the regulations promulgated pursuant to said laws, all as amended and relating to or affecting any Assignor and/or any Assignor's properties, whether or not caused by or within the control of Laurus and/or (b) the presence, release or threat of release of any hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls, petroleum products, flammable explosives, radioactive materials, infectious substances or raw materials which include hazardous constituents) or any other substances or raw materials which are included under or regulated by Environmental Laws on, in, under or affecting all or any portion of any property of any Assignor or any surrounding areas, regardless of whether or not caused by or within the control of Laurus;

                  (k) it will promptly, and in any event within five (5) business days after the same is acquired by it, notify Laurus of any commercial tort claim acquired by it and unless otherwise consented to in writing by Laurus, it shall enter into a supplement to this Master Security Agreement granting to Laurus a security interest in such commercial tort claim; and

                  (l) Not later than June 30, 2006, each Assignor will (x) irrevocably direct all of its present and future Account Debtors (as defined below) and other persons or entities obligated to make payments constituting Collateral to make such payments directly to the lockboxes maintained by such Assignor (the "Lockboxes") with North Fork Bank or such other financial institution accepted by Laurus in writing as may be selected by the applicable Assignor (the "Lockbox Bank") (each such direction pursuant to this clause (x), a "Direction Notice") and (y) provide Laurus with copies of each Direction Notice, each of which shall be agreed to and acknowledged by the respective Account Debtor. Upon receipt of such payments, the Lockbox Bank shall agree to deposit the proceeds of such payments in a deposit account (under which Laurus has been granted control) maintained at the Lockbox Bank and evidenced by the account name of Carneros Energy, Inc., or such other deposit account accepted by Laurus in writing (the "Lockbox Deposit Account"). Not later than June 30, 2006, the applicable Assignor shall and shall cause the Lockbox Bank to enter into all such documentation acceptable to Laurus pursuant to which, among other things, the Lockbox Bank agrees to, following notification by Laurus (which notification Laurus shall only give following the occurrence and during the continuance of an Event of Default), comply only with the instructions or other directions of Laurus concerning the Lockbox and the Lockbox Deposit Account. All of each Assignor's invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Account (as hereinafter defined) of any such Assignor or any other amount constituting Collateral shall


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         conspicuously direct that all payments be made to the Lockbox or such other address as Laurus may direct in writing. If, notwithstanding the instructions to Account Debtors, any Assignor receives any payments, such Assignor shall immediately remit such payments to the Lockbox Deposit Account in their original form with all necessary endorsements. Until so remitted, the Assignors shall hold all such payments in trust for and as the property of Laurus and shall not commingle such payments with any of its other funds or property. For the purpose of this Master Security Agreement, (x) "Accounts" shall mean all "accounts", as such term is defined in the UCC as in effect in the State of New York on the date hereof, now owned or hereafter acquired by any Assignor and (y) "Account Debtor" shall mean any person or entity who is or may be obligated with respect to, or on account of, an Account.

         5. The occurrence of any of the following events or conditions shall constitute an "Event of Default" under this Master Security Agreement:

                  (a) any covenant or any other term or condition of this Master Security Agreement is breached in any material respect and such breach, if subject to cure, shall continue for a period of fifteen (15) days after the occurrence thereof;

                  (b) any representation or warranty, or statement made or furnished to Laurus under this Master Security Agreement by any Assignor or on any Assignor's behalf should prove at any time to be false or misleading in any material respect;

                  (c) the loss, theft, substantial damage, destruction, sale (other than the sale by any Assignor of oil, gas and other hydrocarbons and minerals in the ordinary course of its business consistent with past practice) or encumbrance (other than in favor of Laurus) to or of any of the Collateral or the making of any levy, seizure or attachment thereof or thereon except to the extent:

                           (i) such loss is covered by insurance proceeds which
                  are used to replace the item or repay Laurus; or

                           (ii) said levy, seizure or attachment does not secure
                  indebtedness in excess of $100,000 in the aggregate for all Assignors and such levy, seizure or attachment has been removed or otherwise released within ten (10) days of the creation or the assertion thereof;

                  (d) any Assignor shall become insolvent, cease operations, dissolve, terminate its business existence (except as to any of the foregoing, in connection with a business combination between or among Assignors so long as at least one Assignor remains the surviving entity of such business combination), make an assignment for the benefit of creditors, suffer the appointment of a receiver, trustee, liquidator or custodian of all or any part of any Assignor's property;

                  (e) any proceedings under any bankruptcy or insolvency law shall be commenced by or against any Assignor and if commenced against any Assignor shall not be dismissed within forty-five (45) days;

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                  (f) any Assignor shall repudiate, purport to revoke or fail to perform any of its obligations under any Note (after passage of applicable cure period, if any) or any document, instrument or agreement executed in connection therewith; or

                  (g) an Event of Default (or similar term) shall have occurred under and as defined in any Document or any document, instrument or agreement entered into in connection therewith.

         6. Upon the occurrence of any Event of Default and at any time thereafter, Laurus may declare all Obligations immediately due and payable and Laurus shall have the remedies of a secured party provided in the UCC as in effect in the State of New York, this Agreement and other applicable law. Upon the occurrence of any Event of Default and at any time thereafter, Laurus will have the right to receive one-hundred percent of all accounts receivable of each Company, whether attributable to oil, gas, other hydrocarbon production or otherwise, take possession of the Collateral and to maintain such possession on any Assignor's premises or to remove the Collateral or any part thereof to such other premises as Laurus may desire. Upon Laurus' request, each Assignor shall assemble or cause the Collateral to be assembled and make it available to Laurus at a place designated by Laurus. If any notification of intended disposition of any Collateral is required by law, such notification, if mailed, shall be deemed properly and reasonably given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to the applicable Assignor either at such Assignor's address shown herein or at any address appearing on Laurus' records for such Assignor. Any proceeds of any disposition of any of the Collateral shall be applied by Laurus to the payment of all expenses in connection with the sale of the Collateral, including reasonable attorneys' fees and other legal expenses and disbursements and the reasonable expenses of retaking, holding, preparing for sale, selling, and the like, and any balance of such proceeds may be applied by Laurus toward the payment of the Obligations in such order of application as Laurus may elect, and each Assignor shall be liable for any deficiency. For the avoidance of doubt, following the occurrence and during the continuance of an Event of Default, Laurus shall have the immediate right to withdraw any and all monies contained in the Restricted Accounts or any other deposit accounts in the name of any Assignor and controlled by Laurus and apply same to the repayment of the Obligations (in such order of application as Laurus may elect). The parties hereto each hereby agree that the exercise by any party hereto of any right granted to it or the exercise by any party hereto of any remedy available to it (including, without limitation, the issuance of a notice of redemption, a borrowing request and/or a notice of default) shall not constitute confidential information and no party shall have any duty to the other party to maintain such information as confidential.

         7. If any Assignor defaults in the performance or fulfillment of any of the terms, conditions, promises, covenants, provisions or warranties on such Assignor's part to be performed or fulfilled under or pursuant to this Master Security Agreement, Laurus may, at its option without waiving its right to enforce this Master Security Agreement according to its terms, immediately or at any time thereafter and without notice to any Assignor, perform or fulfill the same or cause the performance or fulfillment of the same for each Assignor's joint and several account and at each Assignor's joint and several cost and expense, and the cost and expense thereof (including reasonable attorneys' fees) shall be added to the Obligations and shall be payable on demand with interest thereon at the highest rate permitted by law, or, at Laurus' option, debited by Laurus from the Restricted Accounts or any other deposit accounts in the name of any Assignor and controlled by Laurus.

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         8. Each Assignor appoints Laurus, any of Laurus' officers, employees or any other person or entity whom Laurus may designate as such Assignor's attorney, with power to execute such documents in each such Assignor's behalf and to supply any omitted information and correct patent errors in any documents executed by any Assignor or on any Assignor's behalf; to file financing statements against such Assignor covering the Collateral (and, in connection with the filing of any such financing statements, describe the Collateral as "all assets and all personal property, whether now owned and/or hereafter acquired" (or any substantially similar variation thereof)); to sign such Assignor's name on public records related to perfecting its security interest in, or foreclosing upon the Collateral; and to do all other things Laurus deem necessary to carry out this Master Security Agreement. Each Assignor hereby ratifies and approves all acts of the attorney and neither Laurus nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). This power being coupled with an interest, is irrevocable so long as any of the Obligations remain unpaid.

         9. No delay or failure on Laurus' part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatsoever shall be valid unless in writing, signed by Laurus and then only to the extent therein set forth, and no waiver by Laurus of any default shall operate as a waiver of any other default or of the same default on a future occasion. Laurus' books and records containing entries with respect to the Obligations shall be admissible in evidence in any action or proceeding, shall, absent manifest error, be binding upon each Assignor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof. Laurus shall have the right to enforce any one or more of the remedies available to Laurus, successively, alternately or concurrently. Each Assignor agrees to join with Laurus in executing such documents or other instruments to the extent required by the UCC in form satisfactory to Laurus and in executing such other documents or instruments as may be required or deemed necessary by Laurus for purposes of affecting or continuing Laurus' security interest in the Collateral.

         10. The Assignors shall jointly and severally pay all of Laurus' out-of-pocket costs and expenses, including reasonable fees and disbursements of in-house or outside counsel and appraisers, in connection with the preparation, execution and delivery of the Documents, and in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with any Document. The Assignors shall also jointly and severally pay all of Laurus' reasonable fees, charges, out-of-pocket costs and expenses, including fees and disbursements of counsel and appraisers, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by the Documents, (b) Laurus' obtaining performance of the Obligations under the Documents, including, but not limited to the enforcement or defense of Laurus' security interests, assignments of rights and liens hereunder as valid perfected security interests, (c) any attempt to inspect or verify Collateral, provided, however, that so long as no Event of Default shall have occurred and then be continuing, Laurus shall not


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conduct any such inspections and/or verifications at Assignors' expense more often than quarterly, (d) any attempt to protect, collect, sell, liquidate or otherwise dispose of any Collateral, (e) any appraisals or re-appraisals of any property (real or personal) pledged to Laurus by any Assignor as Collateral for, or any other Person as security for, the Obligations hereunder, provided, however, that so long as no Event of Default shall have occurred and then be continuing, Laurus shall not conduct any such appraisals and/or re-appraisals at Assignors' expense more often than quarterly and (f) any consultations in connection with any of the foregoing. The Assignors shall also jointly and severally pay Laurus' customary bank charges for all bank services (including wire transfers) performed or caused to be performed by Laurus for any Assignor at any Assignor's request or in connection with any Assignor's loan account (if any) with Laurus. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by the Assignors to Laurus shall be payable on demand and shall be secured by the Collateral. If any tax by any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (each, a "Governmental Authority"), other than any tax based on or measured by Laurus' net income, is or may be imposed on or as a result of any transaction between any Assignor, on the one hand, and Laurus on the other hand, which Laurus is or may be required to withhold or pay, the Assignors hereby jointly and severally indemnify and hold Laurus harmless in respect of such taxes, and the Assignors will repay to Laurus the amount of any such taxes which shall be charged to the Assignors' account; and until the Assignors shall furnish Laurus with indemnity therefor (or supply Laurus with evidence satisfactory to it that due provision for the payment thereof has been made), Laurus may hold without interest any balance standing to each Assignor's credit (if any) and Laurus shall retain its liens in any and all Collateral.

         11. THIS MASTER SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. All of the rights, remedies, options, privileges and elections given to Laurus hereunder shall inure to the benefit of Laurus' successors and assigns. The term "Laurus" as herein used shall include Laurus, any parent of Laurus', any of Laurus' subsidiaries and any co-subsidiaries of Laurus' parent, whether now existing or hereafter created or acquired, and all of the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall inure to the benefit of each of the foregoing, and shall bind the representatives, successors and assigns of each Assignor.

         12. Each Assignor hereby consents and agrees that the state or federal courts located in the County of New York, State of New York shall have exclusive jurisdiction to hear and determine any claims or disputes between Assignor, on the one hand, and Laurus, on the other hand, pertaining to this Master Security Agreement or to any matter arising out of or related to this Master Security Agreement, provided, that Laurus and each Assignor acknowledges that any appeals from those courts may have to be heard by a court located outside of the County of New York, State of New York, and further provided, that nothing in this Master Security Agreement shall be deemed or operate to preclude Laurus from bringing suit or taking other legal action in any other jurisdiction to collect, the Obligations, to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Laurus.


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

Each Assignor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Assignor hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or FORUM NON CONVENIENS. Each Assignor hereby waives personal service of the summons, complaint and other process issues in any such action or suit and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to such assignor at the address set forth on the signature lines hereto and that service so made shall be deemed completed upon the earlier of such Assignor's actual receipt thereof or three
(3) days after deposit in the U.S. mails, proper postage prepaid.

         The parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any action, suit, or proceeding brought to resolve any dispute, whether arising in contract, tort, or otherwise between Laurus, and/or any Assignor arising out of, connected with, related or incidental to the relationship established between them in connection with this Master Security Agreement or the transactions related hereto.

         13. It is understood and agreed that any person or entity that desires to become an Assignor hereunder, or is required to execute a counterpart of this Master Security Agreement after the date hereof pursuant to the requirements of any Document, shall become an Assignor hereunder by (x) executing a Joinder Agreement in form and substance satisfactory to Laurus, (y) delivering supplements to such exhibits and annexes to such Documents as Laurus shall reasonably request and (z) taking all actions as specified in this Master Security Agreement as would have been taken by such Assignor had it been an original party to this Master Security Agreement, in each case with all documents required above to be delivered to Laurus and with all documents and actions required above to be taken to the reasonable satisfaction of Laurus.

         14. Whenever this Master Security Agreement requires or permits any consent, approval, notice, request or demand from one party to another, such consent, approval, notice or demand shall, unless otherwise required under applicable law, be given in accordance with the provisions of the Securities Purchase Agreement, addressed to the party to be notified at the address stated below (or such other address as may have been designated in accordance with the provisions of the Securities Purchase Agreement):

ASSIGNORS                                  LAURUS

c/o Carneros Acquisition Corp.             Laurus Master Fund, Ltd.
1065 West Pier E Street                    c/o M&C Corporate Services Limited
Long Beach, California 90802-1015          PO Box 309 G.T.
Attention:  Darrin Katic, President        Ugland House, South Church Street
Facsimile:  310-937-3583                   George Town
                                           Grand Cayman, Cayman Islands
                                           Attention:____________________
                                           Facsimile:  345-949-8080


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WITH A COPY TO:                            WITH COPIES TO:

Rutan & Tucker, LLP
611 Anton Boulevard, 14th Floor            John E. Tucker, Esq.
Costa Mesa, California 92626               825 Third Avenue, 14th Floor
Attention:  Gregg Amber, Esq.              New York, New York 10022
Facsimile:  714-546-9035                   Facsimile:  212-541-4434

                                           Loeb & Loeb LLP
                                           345 Park Avenue
                                           New York, New York 10154
                                           Attention:  Scott J. Giordano, Esq.
                                           Facsimile:  212-407-4990

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

         15. This Master Security Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

                                      Very truly yours,

                                      CARNEROS ENERGY, INC.

                                      By: *
                                         -----------------------------------
                                      Name:
                                      Title:
                                      Address: 1065 West Pier E Street
                                               Long Beach, CA  90802-1015


                                      GOTLAND OIL, INC.

                                      By: *
                                         -----------------------------------
                                      Name:
                                      Title:
                                      Address:


                                      CARNEROS ACQUISITION CORP.

                                      By: /S/ Darren Katic
                                         -----------------------------------
                                      Name: Darren Katic
                                      Title: President
                                      Address: 1065 West Pier E Street
                                               Long Beach, California 90802-1015


                                  ACKNOWLEDGED:

                                      LAURUS MASTER FUND, LTD.

                                      By: /S/ Eugene Grin
                                         -----------------------------------
                                      Name: Eugene Grin
                                      Title: Director
                                      Address: c/o Laurus Capital Management LLC
                                               825 Third Avenue
                                               New York, New York 10022

* See Joinder and Amendment Agreement dated June 29, 2006 among the Company and Laurus pursuant to which Gotland and Carneros join the Master Security Agreement as Companies.


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